EXHIBIT 99.1

Contact:	Karen L. Dexter
Director, Investor Relations
Ampex Corporation
(650) 367-4111

AMPEX CORPORATION REPORTS

SECOND QUARTER 2003 FINANCIAL RESULTS

REDWOOD CITY, Calif., August 13, 2003—Ampex Corporation (Amex:AXC) reported net income of $2.3 million or $0.62 per diluted share for the second quarter of 2003. In the second quarter of 2002, the Company reported a net loss of $0.7 million or $0.22 loss per diluted share.

Revenues, which are comprised of royalties from licensing its patents and product sales and service revenue of its Data Systems subsidiary, totaled $13.9 million in the second quarter of 2003 compared to $9.3 million in the second quarter of 2002. Royalty income from licensing totaled $5.6 million and contributed an operating profit of $5.2 million or $1.43 per diluted share in the second quarter of 2003 compared to royalty income of $1.3 million and operating profit of $1.1 million or $0.36 per diluted share in the second quarter of 2002. In June 2003, we announced that we had entered into two new license agreements authorizing the use of our patents in the manufacture of video tape recorders, including digital camcorders. The agreements collectively provided for a one-time royalty payment of $5.4 million as settlement of royalties due on products sold in prior periods. In addition, the Company will receive a running royalty, calculated as a percentage of the sales price of future product sales. Operating income from Data Systems amounted to $1.6 million or $0.42 per diluted share in the second quarter of 2003 compared to $1.4 million or $0.45 per diluted share in the second quarter of 2002. Interest expense and other financing costs, net accounted for $2.3 million or $0.63 loss per diluted share versus $2.1 million or $0.69 loss per diluted share in the second quarters of 2003 and 2002, respectively.

Giving effect to a benefit from extinguishment of preferred stock, the Company reported net income applicable to common stockholders of $3.3 million or $0.91 per diluted share in the second quarter of 2003 versus net income applicable to common stockholders of $0.3 million or $0.11 per diluted share in the second quarter of 2002.

At the Company’s annual meeting on June 6, 2003, the stockholders approved a 1 for 20 reverse stock split of Ampex Common Stock. The reverse stock split became effective on June 12, 2003. The income (loss) per share information reported above has been calculated giving effect to the reverse stock split for all periods.

Ampex Corporation, www.Ampex.com, headquartered in Redwood City, California, is one of the world’s leading innovators and licensors of technologies for the visual information age.

This news release contains predictions, projections and other statements about the future that are intended to be “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (collectively, “forward-looking statements”). Forward-looking statements relate to various aspects of the Company’s operations and strategies, including but not limited to the effects of having experienced significant losses in the past and the risk that the Company may incur losses in the future; the Company’s limited liquidity and significant interest expenses; its sales and royalty forecasts for future periods not being attained; the Company’s marketing, product development, acquisition, investment, licensing and other strategies not being successful; redemption of the Company’s outstanding Preferred Stock; possible future issuances of debt or equity securities; new business development and industry trends; the possible need to raise additional capital in order to meet the Company’s obligations and most other statements that are not historical in nature. Important factors that could cause actual results to differ materially from those described in the forward-looking statements are described in cautionary statements included in this news release and/or in the Company’s 2002 Annual Report on Form 10-K filed with the SEC, its Quarterly Reports on Form 10-Q for the fiscal quarter ended March 31, 2003 filed with the SEC and its Quarterly Reports on Form 10-Q for the fiscal quarter ended June 30, 2003, expected to be filed with the SEC shortly. In assessing forward-looking statements, readers are urged to consider carefully these cautionary statements. Forward-looking statements speak only as of the date of this news release, and the Company disclaims any obligations to update such statements.

AMPEX CORPORATION

CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share data)

	June 30, 2003	December 31, 2002
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$6,469	$7,579
Short-term investments	1,601	1,483
Accounts receivable (net of allowances of $150 in 2003 and $112 in 2002)	5,176	4,064
Inventories	6,638	7,336
Other current assets	8,043	2,368

Total current assets	27,927	22,830
Property, plant and equipment	5,259	5,757
Other assets	693	752

Total assets	$33,879	$29,339

LIABILITIES, REDEEMABLE PREFERRED STOCK AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Notes payable	$298	$457
Accounts payable	934	962
Net liabilities of discontinued operations	938	1,108
Accrued restructuring costs	1,300	1,300
Other accrued liabilities	10,935	10,471

Total current liabilities	14,405	14,298
Long-term debt	72,580	68,218
Other liabilities	64,760	64,413
Accrued restructuring costs	1,005	1,700
Net liabilities of discontinued operations	2,720	3,024

Total liabilities	155,470	151,653

Commitments and contingencies

Mandatorily redeemable nonconvertible preferred stock, $1,000 liquidation value:
Authorized: 69,970 shares in 2003 and in 2002 Issued and outstanding—none in 2003 and in 2002	—	—
Mandatorily redeemable preferred stock, $2,000 liquidation value:
Authorized: 21,859 shares in 2003 and in 2002 Issued and outstanding—12,340 shares in 2003; 12,877 in 2002	23,606	25,754
Convertible preferred stock, $2,000 liquidation value:
Authorized: 10,000 shares in 2003 and in 2002 Issued and outstanding—none in 2003 and in 2002	—	—
Stockholders’ deficit:
Preferred stock, $1.00 par value:
Authorized: 898,171 shares in 2003 and in 2002 Issued and outstanding—none in 2003 and in 2002	—	—
Common stock, $.01 par value:
Class A:
Authorized: 175,000,000 shares in 2003 and in 2002 Issued and outstanding—3,255,937 shares in 2003; 3,170,610 shares in 2002	33	32
Class C:
Authorized: 50,000,000 shares in 2003 and in 2002 Issued and outstanding—none in 2003 and in 2002	—	—
Other additional capital	430,793	428,501
Accumulated deficit	(512,471)	(512,828)
Accumulated other comprehensive income	(63,552)	(63,773)

Total stockholders’ deficit	(145,197)	(148,068)

Total liabilities, redeemable preferred stock and stockholders’ deficit	$33,879	$29,339

AMPEX CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME

(in thousands, except share and per share data)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2003	2002	2003	2002
	(unaudited)
Royalty income	$5,572	$1,310	$5,958	$2,525
Product revenue	5,927	5,675	11,583	12,417
Service revenue	2,396	2,329	4,984	4,358

Total revenue	13,895	9,314	22,525	19,300

Intellectual property costs	346	189	591	421
Cost of product and service revenue	4,276	4,575	8,492	9,795
Research, development and engineering	945	639	1,630	1,320
Selling and administrative	3,165	2,329	6,247	4,961

Total costs and operating expenses	8,732	7,732	16,960	16,497

Operating income	5,163	1,582	5,565	2,803
Interest expense	2,280	2,036	4,501	4,159
Amortization of debt financing costs	14	14	28	431
Interest income	(16)	(116)	(29)	(278)
Other (income) expense, net	23	195	33	192

Income (loss) before income taxes	2,862	(547)	1,032	(1,701)
Provision for income taxes	573	124	675	278

Net income (loss)	2,289	(671)	357	(1,979)
Benefit from extinguishment of mandatorily redeemable preferred stock	1,031	1,019	2,067	2,123

Net income applicable to common stockholders	3,320	348	2,424	144
Other comprehensive income, net of tax:
Foreign currency translation adjustments	3	97	13	88
Minimum pension adjustment	(116)	—	(234)	—

Comprehensive income	$3,207	$445	$2,203	$232

Basic income (loss) per share:
Income (loss) per share	$0.72	$(0.22)	$0.11	$(0.64)
Income per share applicable to common stockholders	$1.04	$0.11	$0.76	$0.05

Weighted average number of common shares outstanding	3,195,127	3,106,406	3,182,986	3,094,657

Diluted income (loss) per share:
Income (loss) per share	$0.62	$(0.22)	$0.10	$(0.64)
Income per share applicable to common stockholders	$0.91	$0.11	$0.66	$0.05

Weighted average number of common shares outstanding	3,667,247	3,106,406	3,655,106	3,094,657